UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

The Walt Disney Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The Walt Disney Company

Stay Informed!

View your investment information.

THE WALT DISNEY COMPANY

Please simply disregard and do NOT vote using any Blue proxy card from the Trian Group. Your Board does not endorse Mr. Peltz (or his son) as a nominee. Please review the Shareholder Letter sent to you from Disney's Board of Directors provided in the link below.

IMPORTANT MATERIALS

Shareholder Letter |

Job#: N84207

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